UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2022

INDUSTRIAL HUMAN CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-2127945
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Brickell Key Drive, Suite 300, Miami, FL	33131
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-40934

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AXH	The New York Stock Exchange
Warrants	AXHW	The New York Stock Exchange
Units	AXHU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting of the stockholders on October 14, 2022 (the “Meeting”), there were 10,594,743 shares of the Company’s common stock present in person or represented by proxy, which is 73.70% of the 14,375,000 total shares of the Company’s common stock outstanding on the record date of September 6, 2022, thereby constituting a quorum. At the Meeting, our stockholders considered two proposals, which are described briefly below and in more detail in the Proxy Statement. Both proposals were approved, and the final voting results for each proposal are set forth below.

Proposal 1 – the Extension Amendment Proposal – Amend the Company’s amended and restated certificate of incorporation (the “Amendment”) to extend the date by which the Company has to consummate a Business Combination from October 22, 2022, to April 22, 2023, or such earlier date as determined by the board of directors.

The approval of the Extension Amendment Proposal required the affirmative vote of the holders of a majority of shares of the Company’s common stock, represented in person or by proxy at the special meeting. Proposal Number One received the following votes:

Shares Voted For	% of Shares Present	Shares Voted Against	% of Shares Present	Abstentions	% of Shares Present	Broker Non- Vote
10,472,114	98.84%	122,629	1.16%	0%	0.00%	0

Under Delaware law, the Amendment will take effect upon filing with the Delaware Secretary of State. The Company has accordingly submitted the Amendment to the Delaware Secretary of State for filing. The terms of the Amendment are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 20, 2022, and a copy of the Amendment is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Proposal Number 2 - the Adjournment Proposal – Adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal One.

The approval of the Adjournment Proposal required the affirmative vote of the holders of a majority of the Company’s shares of common stock, represented in person or by proxy at the special meeting. Proposal Number Two received the following votes:

Shares Voted For	% of Shares Present	Shares Voted Against	% of Shares Present	Abstentions	% of Shares Present	Broker Non- Vote
10,472,114	98.84%	122,629	1.16%	0%	0.00%	0

Item 8.01.	Other Events.

Shareholders holding 11,251,347 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $114,949913.76 (approximately $10.2165 per Public Share) will be removed from the Trust Account to pay such holders, subject to applicable law.

Following the redemption, the Company’s remaining Public Shares outstanding were 248,653. The Company is preparing to contribute the sum of $24,865.30, representing $0.10 per share, into the Trust Account as the required extension payment for the 3-month extension period ending January 22, 2023. After such funding, the Trust Account will contain approximately $10.3165 per remaining Public Share outstanding. However, the Company is seeking to determine whether any redeeming shareholders wish to cancel their redemption requests in order to determine whether the Trust Account will have in excess of $5,000,001 in net tangible assets following approval of the Extension Amendment Proposal, in which case the Company will contribute additional funds at $0.10 per share, into the Trust Account as the required extension payment for the 3-month extension period ending January 22, 2023, and the amount to be removed from the Trust Account to pay redeeming shareholders would be reduced accordingly. If some redeeming shareholders do not cancel their redemption requests such that the Trust Account will not have in excess of $5,000,001 in net tangible assets following approval of the Extension Amendment Proposal, the Company may proceed to take action to cancel the extension or otherwise cause or allow the Company to dissolve and liquidate, subject to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	First Amendment to the Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDUSTRIAL HUMAN CAPITAL, INC.

Date: October 20, 2022	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer